SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: September 5, 2003

Date of earliest event reported: September 5, 2003

MAINE & MARITIMES CORPORATION
(Exact name of registrant as specified in its charter)

Maine
(State or other jurisdiction of
incorporation or organization)

333-103749
(Commission File No.)

30-0155348
(I.R.S. Employer Identification No.)

209 State Street, Presque Isle, Maine 04769
(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 207-760-2499

Maine & Maritimes Corporation

Maine & Maritimes Corporation Declares Quarterly Dividend

At the board meeting held on September 5, 2003, the Board of Directors of Maine & Maritimes Corporation declared a regular quarterly dividend of $.37 per share (annualized rate of $1.48 per share) on the Company's Common Stock payable October 1, 2003, to shareholders of record as of September 15, 2003.

Item 5. Other Events.

Mr. Michael W. Caron Designated Maine & Maritimes Corporation's Audit Committee Financial Expert

In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors of Maine & Maritimes Corporation has designated Mr. Michael W. Caron as the Company's Audit Committee financial expert. Mr. Caron, 55, served as Comptroller of Central Maine Power Company from 1996 to 2000. Prior to that, he worked for nearly 30 years in the telecommunications industry, serving as Managing Director - Finance for NYNEX and Comptroller for New England Telephone and Telegraph Company. Since July 2002, Mr. Caron has served as Controller for Catholic Charities Maine, a major non-profit social services provider.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date: September 5, 2003

By: /s/ Kurt A. Tornquist
Senior Vice President & CFO